UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2004

OXIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-8092	94-1620407
(Commission File Number)	(I.R.S. employer identification No.)

6040 N. Cutter Circle, Suite 317

Portland, OR 97217-3935

(Address of Principal Executive Office, Including Zip Code)

(503) 283-3911

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Election of Directors

On August 20, 2004, in accordance with the provisions of Company’s Bylaws, the Board of Directors (the “Board”) of OXIS International, Inc. (the “Company”) acted by unanimous written consent to appoint Marvin S. Hausman, MD to serve as a member of the Board, effective immediately. On August 23, 2004, the Company issued a press release announcing the appointment of Dr. Hausman to the Board. A copy of the press release is attached as Exhibit 99.1 under Item 9.01 of this Report. Dr. Hausman previously served on the Board from March 2002 to November 2003.

As a result of purchases of outstanding Common Stock of the Company during the first quarter of 2004, Axonyx Inc. (“Axonyx”) currently holds approximately 53% of the issued and outstanding shares of the Company’s Common Stock. Dr. Hausman separately owns approximately 4.4% of the outstanding Common Stock of the Company, and is Chairman and CEO of Axonyx. As the Company’s controlling shareholder, Axonyx is able to elect the Company’s entire Board, determine the Company’s business direction and policies, appoint or remove the Company’s officers, and thus control all material decisions affecting the Company.

After the appointment of Dr. Hausman to the Board, the Board consists of six (6) members, and one (1) vacancy exists on the Board.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release dated August 23, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXIS INTERNATIONAL, INC.
(Registrant)

Date: August 24, 2004	By:	/s/ Gosse B. Bruinsma, MD
Gosse B. Bruinsma, MD
Acting Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of OXIS International, Inc., dated August 23, 2004, reporting the appointment of Marvin S. Hausman, MD to OXIS International, Inc.’s Board of Directors.

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